Exhibit 99.1

SunGard to Acquire SCT

Leading Provider of Integrated Software Solutions for Higher Education

Expands SunGard Offerings

Wayne, PA — December 10, 2003 — SunGard Data Systems Inc. (NYSE:SDS) and Systems & Computer Technology Corporation (SCT) (Nasdaq:SCTC) announced today that they have reached a definitive agreement for the acquisition by SunGard of all of the shares of SCT for $16.50 per share in cash. Based on SCT’s approximately 35.4 million fully diluted common shares outstanding, the transaction has an aggregate value of approximately $584 million. The board of directors of each company has approved the transaction. The acquisition is not expected to have a material impact on SunGard’s financial results.

SCT will be an operating unit of SunGard Public Sector and Nonprofit Systems, and will continue to be led by Mike Chamberlain, SCT’s president and chief executive officer. Mr. Chamberlain said, “Our proven leadership in delivering industry-leading solutions and achieving high levels of customer satisfaction now has the added support of a strong company that demonstrates an equal commitment to these business principles. SCT’s customers, employees, partners, and the education community will benefit from SunGard’s decision to make such a significant investment in the future of higher education. This transaction will solidify our collective position as a leader in higher education while enhancing our customers’ ability to serve their constituents more effectively.”

Bob Clarke, group chief executive officer of SunGard Public Sector and Nonprofit Systems, commented, “SCT is a strong company and we are pleased to welcome its customers and employees to SunGard. SunGard’s initial entry into higher education was its acquisition in 1995 of Bi-Tech Software, which provides financial, payroll and human resources systems to colleges and universities. In 1999, we added BSR, a provider of advancement systems to higher education. These companies have convinced us of the attractiveness of higher education as an area for further investment. SCT will continue to focus exclusively on systems and services for higher education and will be led by the same executives who are now in place.”

The consummation of the transaction is subject to the approval of SCT’s stockholders and other customary conditions, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The transaction is expected to be completed in the first quarter of 2004.

NOTICE TO INVESTORS

In connection with the merger, SCT will be filing a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (SEC). BEFORE MAKING ANY DECISION REGARDING THE MERGER, STOCKHOLDERS OF SCT ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations, Systems & Computer Technology Corporation, Great Valley Corporate Center, Four Country View Road, Malvern, PA 19355. In addition, documents filed with the SEC will be available at no charge on the SEC’s website at www.sec.gov. SCT and its executive officers and directors may, under SEC rules, be deemed to be participants in the solicitation of proxies from stockholders of SCT in connection with the transaction. Certain information about such individuals (including their ownership of shares of SCT common stock) is set forth in SCT’s proxy statement relating to its 2003 Annual Meeting of Stockholders, available free of charge from the SEC and SCT as indicated above. Information about such individuals, their interests in the solicitation with respect to the transaction in particular (including vesting of options and severance payments) will be more specifically set forth in the proxy statement concerning the transaction that will be filed with the SEC, which will be available free of charge from the SEC and SCT as indicated above.

About SCT

SCT is the leading global provider of e-Education technology solutions for institutions of all sizes and levels of complexity. The Company supports more than 1,300 client institutions worldwide with administrative and academic solutions, portal and community solutions, content management and workflow solutions, information access and integration solutions, and professional services. SCT works collaboratively with clients and partners to provide the e-Education Infrastructure that enables institutions to create the digital campuses that fulfill their unique missions. For more information, please visit www.sct.com.

About SunGard Public Sector and Nonprofit Systems

SunGard Public Sector and Nonprofit Systems offers enterprise-wide administrative systems designed for public sector and non-profit institutions. These systems include solutions for accounting, personnel, utility billing, land management, student administration, fundraising, and grant and project management. Institutions served by SunGard include local, state and federal governments, special districts, universities and colleges, schools and not-for-profit organizations such as associations, hospitals and charitable trusts.

About SunGard

SunGard is a global leader in integrated IT solutions for financial services. SunGard is also the pioneer and leading provider of information availability services. SunGard serves more than 20,000 clients in over 50 countries, including 47 of the world’s 50 largest financial services companies. SunGard (NYSE:SDS) is a member of the S&P 500 and has annual revenues of more than $2 billion. Visit SunGard at www.sungard.com.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Statements about the expected effects on SunGard and SCT as a result of the acquisition of SCT by SunGard, statements about the expected timing and scope of the acquisition, and all other statements in this release other than historical facts are forward-looking statements. Forward-looking statements include information about possible or assumed future financial results and usually contain words such as “believes,” “intends,” “expects,” “anticipates,” or similar expressions. These statements are subject to risks and uncertainties that may change at any time, and, therefore, actual results may differ materially from expected results due to a variety of factors, including but not limited to, the satisfaction of the conditions to closing of the acquisition, SunGard’s ability to realize the expected benefits of the acquisition of SCT, as well as the additional factors discussed below and in SunGard’s annual report on Form 10-K for the year ended December 31, 2002 and SCT’s annual report on Form 10-K for the year ended September 30, 2002 and SCT’s quarterly reports on Form 10-Q for the quarters ended December 31, 2002, March 31, 2003 and June 30, 2003.

SunGard derives most of its forward-looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions. While SunGard believes that its assumptions are reasonable, it cautions that there are inherent difficulties in predicting certain important factors, such as general economic and market conditions, including the lingering effects of the economic slowdown on information technology spending levels, trading volumes and services revenues, and including the fact that the economic slowdown has left many companies with excess data center capacity that provides them with the capability for in-house high-availability solutions; the overall condition of the financial services industry, including the effect of any further consolidation among financial services firms, and including the market and credit risks associated with clearing broker operations; the integration and performance of acquired businesses and the prospects for future acquisitions; the effect of war, terrorism or catastrophic events; the timing and magnitude of software sales; the timing and scope of technological advances; the ability to retain and attract customers and key personnel; and the ability to obtain patent protection and avoid patent-related liabilities in the context of a rapidly developing legal framework for software and business-method patents SunGard may not be able to complete the SCT acquisition on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including the failure to obtain either regulatory approval or the approval of SCT’s stockholders. The factors described in this paragraph and other factors that may affect SunGard, SCT, or SunGard’s ability to complete acquisitions and realize the expected benefits of acquisitions, as and when applicable, are discussed in SunGard’s and SCT’s filings with the Securities and Exchange Commission, including SunGard’s Form 10-K for the year ended December 31, 2002, a copy of which may be obtained from SunGard without charge and SCT’s annual report on Form 10-K for the year ended September 30, 2002 and SCT’s quarterly reports on Form 10-Q for the quarters ended December 31, 2002, March 31, 2003 and June 30, 2003, copies of which can be viewed on SCT’s website at www.sct.com.

CONTACT:	SunGard Data Systems Inc. (NYSE: SDS)
Madeline Hopkins, (484) 582-5506 or SCT (Nasdaq - NMS: SCTC) Media Relations Laura Kvinge, (801) 257-4158 or Investor Relations Eric Haskell, (610) 578-5175

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